UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 7, 2016. The final voting results of the annual meeting are as follows:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstaining	Broker Non-Votes
Zein Abdalla	550,659,274	807,731	540,831	34,887,594
José B. Alvarez	545,935,737	5,552,890	519,209	34,887,594
Alan M. Bennett	545,780,086	5,702,090	525,660	34,887,594
David T. Ching	550,223,270	1,261,160	523,406	34,887,594
Ernie Herrman	548,963,216	2,508,683	535,937	34,887,594
Michael F. Hines	549,808,895	1,614,953	583,988	34,887,594
Amy B. Lane	545,179,009	5,851,301	977,526	34,887,594
Carol Meyrowitz	545,240,210	6,056,351	711,275	34,887,594
John F. O’Brien	537,372,856	14,062,061	572,919	34,887,594
Willow B. Shire	532,918,327	18,507,737	581,772	34,887,594

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017 was ratified.

For	Against	Abstaining
573,311,267	13,303,959	280,179

Proposal 3: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (the say-on-pay vote) was approved.

For	Against	Abstaining	Broker Non-Votes
467,960,639	81,049,063	2,998,134	34,887,594

Proposal 4: A stockholder proposal for the inclusion of diversity as a CEO performance measure was rejected.

For	Against	Abstaining	Broker Non-Votes
26,754,257	510,784,044	14,469,339	34,887,594

Proposal 5: A stockholder proposal for a review and summary report on executive compensation policies was rejected.

For	Against	Abstaining	Broker Non-Votes
28,280,600	506,582,372	17,144,784	34,887,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and
General Counsel

Dated: June 9, 2016